EXHIBIT 11.0 (Page 1 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE

(In thousands, except per share amounts)

	For the
	Three Months Ended
	March 31,	March 31,
	2004	2003
	(Unaudited)
BASIC

Net income	$8,993	$32,843

Applicable Shares for Computation of Income per Share:

Weighted average common shares outstanding	428,169	438,265

Basic Income per Common Share:

Net income per common share	$0.02	$0.07

EXHIBIT 11.0 (Page 2 of 2)

MATTEL, INC. AND SUBSIDIARIES

COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE

(In thousands, except per share amounts)

	For the
	Three Months Ended
	March 31,	March 31,
	2004	2003
	(Unaudited)
DILUTED

Net income	$8,993	$32,843

Applicable Shares for Computation of Income Per Share:

Weighted average common shares outstanding	428,169	438,265
Weighted average common equivalent shares arising from:
Dilutive stock options	4,070	5,669

Weighted average number of common and common equivalent shares	432,239	443,934

Diluted Income Per Common Share:

Net income per common share	$0.02	$0.07